Filed Pursuant to Rule 424(b)(5)

Registration No. 333-285678

PROSPECTUS SUPPLEMENT

(To prospectus dated March 21, 2025)

AIRSHIP AI HOLDINGS, INC.

Common Stock

Up to $25,000,000 of Common Stock

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We have entered into an At the Market Offering Agreement (the “Offering Agreement”) with Roth Capital Partners, LLC, as sales agent (the “Sales Agent”) relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Offering Agreement, we may from time to time offer and sell shares of our common stock (the “Shares”) having an aggregate offering price of up to $25,000,000 through the Sales Agent.

Sales of Shares, if any, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including block trades and sales made in ordinary brokers’ transactions on The Nasdaq Stock Market. The compensation payable to the Sales Agent for sales of Shares with respect to which the Sales Agent acts as sales agent shall be 2.75% of the gross sales price for such Shares.

Under the terms of the Offering Agreement, we also may sell Shares to the Sales Agent as principal for its own accounts. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent setting forth the terms of such transaction. In connection with the sale of the Shares on our behalf, the Sales Agent may be deemed an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent may be deemed to be underwriting commissions or discounts.

The Sales Agent is not required to sell any specific number or dollar amount of Shares, but, if instructed to do so and subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts to sell all of the designated Shares in accordance with our instruction on a commercially reasonable efforts basis consistent with its normal trading and sales practices.

Our common stock is listed on The Nasdaq Global Market under the symbol “AISP”. On April 17, 2025 , the last trading day before our entry into the Offering Agreement providing for the sale of the Shares, the last reported sale price of our common stock on The Nasdaq Global Market was $3.64 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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Roth Capital Partners

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The date of this prospectus supplement is April 23, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS
THE COMPANY	3
RISK FACTORS	8
USE OF PROCEEDS	9
PLAN OF DISTRIBUTION	31
DESCRIPTION OF COMMON STOCK WE MAY OFFER
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER
DESCRIPTION OF WARRANTS WE MAY OFFER
DESCRIPTION OF UNITS WE MAY OFFER
DESCRIPTION OF RIGHTS WE MAY OFFER
CERTAIN PROVISIONS OF NEVADA LAW AND OF THE COMPANY’S ARTICLES OF INCORPORATION AND BYLAWS
LEGAL MATTERS	34
EXPERTS	34
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

Neither we nor the Sales Agent have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we may authorize for use in connection with this offering is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless expressly indicated or the context requires otherwise, the terms “Airship AI,” the “Company,” “we,” “us” and “our” in this prospectus mean Airship AI Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiaries, including Airship AI, Inc., a Washington corporation. The Airship AI name and logo and the names of products and services offered by Airship AI are trademarks, registered trademarks, service marks or registered service marks of Airship AI. All other trademarks, trade names and service marks appearing in this prospectus supplement or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ®and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus supplement from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations. You should read this prospectus supplement and the accompanying prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

OUR COMPANY

History

Airship AI Holdings, Inc. is a holding company incorporated in Delaware that executes business through its wholly owned subsidiary, Airship AI, Inc. (“Airship AI”). Prior to the formation of Super Simple AI, Inc. in 2022, the Company operated as Airship AI, Inc. (formerly known as JDL Digital Systems, Inc.). JDL Digital Systems, Inc. was incorporated under the laws of the State of Washington on June 30, 2003. Super Simple AI, Inc. was formed in January 2022 through a share exchange with JDL Digital Systems, Inc. On March 7, 2023, Super Simple AI, Inc. changed its name to Airship AI Holdings, Inc.

Effective December 21, 2023, the Company completed a business combination with BYTE Acquisition Corp. (“BYTS”) and Airship AI. In connection with the business combination, Airship AI became a wholly-owned subsidiary of the Company and changed its name from “Airship AI Holdings, Inc.” to “Airship AI, Inc.”

Overview

We are a robust AI-driven data management platform that solves complex data challenges for large institutions operating in dynamic and mission-critical environments with rapidly increasing volumes of data being ingested from a similarly rapidly growing number of data sources.

We solve these challenges by structuring “dark” or unstructured data at the edge, the location at which the data is generated and collected, and leveraging purpose-built AI models. Unstructured, or “dark” data, which is typically categorized as qualitative data, cannot be processed and analyzed via conventional data tools and methods. Conversely, structured data, typically categorized as quantitative data, is highly organized and easily decipherable by machine learning algorithms.

Structuring and then analyzing data using AI models at the edge, versus transmitting the data from the edge back to a central processing location for structuring and analysis, enables real-time decision making and data-driven operational efficiency.

We specialize in ingesting all available metadata from edge-based sensors used by government and law enforcement agencies around the world, including surveillance cameras (video), audio, telemetry, acoustic, seismic, and autonomous devices, along with large commercial corporations with fundamentally similar capabilities and requirements.

Data generated by these edge-based sensors, including video, can then be run through our trained AI models to detect objects present within the video frame. Once an object is detected, for example an automobile, additional identifying characteristics of the object can be extracted from the image including the license plate characters and the make, model, and color of the automobile. This process of analyzing, logging and categorizing ingested data is referred to as “structuring” the data.

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Airship AI’s software allows customers to view structured data both in real-time as well as to conduct searches on the structured data at a later point in time. Real-time structured data use includes, for example, alarms on a specific license plate or a specific make, model or color of automobile. Non-real-time structured data use includes, for example, searching a database of video data that has been previously ingested and stored to find instances of a particular license plate being visible, along with other logged vehicle characteristics such as make, model and color of an automobile.

Additional edge deployed AI models enable similar object detection and recognition of common and custom trained objects, such as an aircraft, boat, person, animal, bag, or weapon. Airship AI’s models provide similar data points for these object types allowing analysts the ability to be notified in real-time of the detection of a specified object and similarly search for historically detected objects. Examples include detecting aircrafts and boats along with their respective tail numbers and hull registration numbers.

Our AI modelling process starts with pre-trained AI models from our technology ecosystem partners which we then customize using proprietary datasets tailored towards our customers unique workflow requirements. Where customers have pre-existing AI models or engines, we integrate those models or engines into our edge platform allowing customers to leverage proprietary models within the Airship AI software ecosystem.

Our primary offerings include Outpost AI, Acropolis, and Airship Command. Our offerings allow customers to manage their data across the full data lifecycle, when and where they need it, using a highly secure permissioned based architecture.

Outpost AI is our edge hardware and software offering that is purpose built to structure and analyze data efficiently and effectively at the source using Airship AI trained models. Once structured, Outpost AI securely encodes the data and streams it to Acropolis for further processing. In the automobile example, Outpost AI will process the unstructured and unlabeled video data into structured data including images of vehicles, images of plates, make, model, color, locations and plate numbers, as well as confidence levels on the structured results.

Acropolis is our enterprise management software suite which serves as the backbone of our software ecosystem. Acropolis allows customers with a handful of devices or hundreds of thousands of devices to manage their user and install base efficiently and securely from a single graphical user interface. Acropolis can be installed and managed locally (on-premises) as well as in cloud/multi-cloud-based system architectures. Acropolis can work with structured and unstructured data. In the scenario where Outpost AI processes the unstructured video of vehicles into images, plate numbers and other structured data, Acropolis will compare the structured data against customer repositories of structured data in order to add labels to results for user attention. Here, Acropolis leaves the initial processing of unstructured data to the edge device (Outpost AI) and handles additional labeling which requires bigger centralized datasets. Where Acropolis is receiving unstructured data as input from devices, it will do the initial processing of unstructured to structured data similar to what Outpost AI does at the edge before any additional labelling. This holistic approach allows customers to leverage the benefits of both edge and back-end data structuring and analysis in a “single-pane-of-glass” approach.

Airship Command then allows the customer to view the final labelled data which can be presented in real-time or as search results, as alerts, in automatically updating lists or on maps. In the vehicle example, Airship Command can present alarms on specific filters such as specific plates, intelligent partial matches, make, model, color and any combination thereof, as well as searches using the same filters against character recognition and vehicle characteristics results.

Airship Command is our suite of visualization tools that allow customers to interact with their data and devices securely and efficiently. Customer data interaction may include receiving and viewing an alarm triggered by an AI detected event at the edge on a mobile phone, or receiving and viewing events from thousands of edge devices spread across multiple different locations on a large video wall in a Security Operations Center (“SOC”). Our visualization tools span applications for workstations, web-based browsers, and applications for mobile handheld devices ensuring our customers data is never out of their immediate reach.

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We apply AI across the entire offering suite, ensuring that we are extracting as much value from our customers’ existing and emerging data as possible. Whether it is using machine learning to train new models for deployment at the edge, or using a rules-based approach to detect anomalies based on data generated by machine learning models, we are constantly expanding and evolving our AI capabilities.

Our offerings are used by some of the largest government agencies and commercial organizations in the world. While we are heavily focused on continuing to grow market share in the United States, our offerings are currently deployed around the world, with significant room to grow in both the governmental and commercial markets.

Our typical customer engagement is a multi-year contractual agreement, an agreement which includes our core offerings as well as professional services, technical support, and software maintenance, which we expect will result in predictable, long-term recurring revenue. Our history shows that organizations that have chosen to partner with Airship AI stick with Airship AI.

Since our inception and until the merger in December 2023, we have operated as a 100% employee-owned bootstrapped company with no outside investment, operating in a fiscally conservative model. As a U.S. based company, we operate in high growth areas, namely the intersection of public safety and AI, with a combined $7 billion edge AI hardware and software addressable market.

Our customers trust us to collect and analyze vast amounts of data in real-time as well as make it available to their users when they need it, where they need it, as securely as possible. We believe our offerings are purpose-built from the ground up to help ensure we continue to meet or exceed these expectations.

Our Industry

We believe a robust digital transformation strategy is imperative today for companies to discover new revenue opportunities, gain competitive advantages, and create efficient business operations. Whether companies are established brick and mortar operations with large disparate operational footprints and user bases or newer entrants to the marketplace with centralized operations, the need to ingest and process data efficiently and effectively is critical.

Nowhere across the digital data lifecycle is transformation occurring at a greater rate and pace than at the edge. While the advantages of operating at the edge are clearly recognized, it is only recently that physical technology has caught up with the virtual capabilities software has to offer. These advancements include the shrinking size of processors capable of performing advanced analytics at the edge and networking advancements such as 5G that can efficiently move the data processed at the edge (in real-time).

With these advancements, the ability to move data processing workloads to the edge and achieve true digital transformation has started to become reality. To achieve the full value of this transformation, we must be able to do the following key technical attributes at the edge:

•	Structure data and analyze it in real-time,

•	Extract value from the analyzed data in real-time,

•	Securely transmit the usable data to the consumers who need it in real-time, and

•	Securely retain all data at the edge for regulatory/evidentiary purposes.

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Achieving these end-states at the edge should allow companies to substantially reduce the time needed to make decisions that affect operations across their environment, in some cases in a predictive manner. This ability to make real-time decisions using data analyzed at the edge can transform operations across industry and government by improving public safety, tailoring predictive maintenance, improving quality control, mitigating organized retail crime, and providing more efficient operations, which drive better customer experiences and operational outcomes.

In addition to the benefits achieved by increasing the speed and efficiency at which decisions can be made by offloading workflow and AI capabilities to the edge, significant cost benefits such as reduced operational costs associated with moving data across networks, processing and analyzing data using traditional massive backend servers and processors, and storage costs for extraneous data that is not valuable. Data security is also greatly enhanced, as are regulatory and compliance requirements for data, when compared to legacy data center approaches to data management.

Similarly, transformative changes are happening between edge and the cloud, leveraging applications that allow you to interact with your data wherever it resides, at the edge, on-premises, and/or in the cloud. True digital transformation can then be fully achieved when you have the “single pane of glass” interface that brings all your data together, securely, and efficiently, structured and analyzed, when and where the data consumer needs it.

Our Solution

Airship AI’s platform today is used across multiple verticals and markets, including commercial and government, and small and enterprise. Our products are purpose-built to be scalable and flexible, operating in the environments our customers are in today as well as where they want to be tomorrow. Our software can be installed in air-gapped stand-alone environments as well as enterprise-wide federated environments with countless devices, users, and end-points where data is aggregated and consumed. Our software is installed on bare-metal servers on-premises, in data centers, and in the cloud, as well as in physical and virtualized environments.

Our software is also designed to replace existing capabilities as well as augment and/or enhance existing capabilities, from sensors to IT infrastructure to analytics. In many cases, our customers are able to achieve greater functionality out of existing capabilities through our unique approach to sensor integration and fusion than they could through the OEM manufacturers offerings, further improving ROI on existing infrastructure and cost-savings on planned future technology.

Our primary product offering is our software operating system, Airship Acropolis, supported by our edge (Airship Outpost AI) and end point visualization (Airship Command) offerings. Within Airship Acropolis, we have two variations, our commercial offering (Acropolis Commercial) and our government offering (Acropolis Law). While both variations are derived from the same code base, each is tailored towards specific workflow and operational requirements for their respective customer environments.

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Acropolis Commercial. We built this platform first, supporting a variety of small and medium businesses across various commercial verticals, including schools, hospitals, casinos, logistics, and retail establishments. Our growth led us to larger commercial entities where we branched out from a standalone platform managing small numbers of cameras to an enterprise platform capable of managing hundreds of thousands of cameras and users from a single graphical user interface. Acropolis Commercial continues to support our commercial customers’ requirements today.

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Acropolis Law. We built this platform based on the success of our commercial offering and we have grown our customer base to include agencies across the law enforcement, defense, and intelligence sectors, with dozens of custom sensor integrations and unique workflows allowing agencies to break down data sharing silos when operating standalone or in joint interagency environments.

Our edge platform, Airship Outpost AI, can be used in a standalone environment as well as pointed back to Airship Acropolis. Outpost AI primarily ingests either single or multiple feeds and using edge inference AI analyzes each feed for specific defined data parameters to alert on. All data is then encoded and streamed back to Acropolis securely for downstream visualization as well as further processing and/or analysis.

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Our end point visualization platforms, Airship Command, consists of a thick client application, a web-based thin client, and our iOS and Android applications. Each of these visualization applications provides users the opportunity to securely view and interact with data being managed by Acropolis and control sensors/devices at the edge. Airship Command is the “single pane of glass” solution customers need.

Our professional services include custom model training for customers using their proprietary and sensitive data, on-site and/or remote engineering services supporting customer deployments and operations, as well as custom integrations and workflow enhancements aimed at creating additional operational efficiencies in their environments.

Our support and software maintenance agreements (“SMA”) create recurring revenue opportunities for the life of the contract and include options for general support as well as dedicated support through cleared individuals (up to the Top Secret clearance level). Our SMA provides customers access to new releases, patches, and other software updates as they are made public.

Our Customer Base

 Our market-entry strategy has been to build enduring partnerships with large early adopters, primarily in the United States. We believe these early adopters become customers and serve as validation of our capabilities to other potential customers in similar and adjacent verticals by demonstrating the value and operational efficiencies our platform provides. From our early adopter customer in the commercial space, we have successfully expanded our footprint to include additional enterprise customers in the commercial market, as well as numerous federal, military, and intelligence agencies across the U.S. government.

After our initial contract is established, our customers tend to expand their use of our products and services, as they realize the efficiency and value provided. We also tend to see rapid expansion into adjacent buying entities within the customer, allowing them to break down data silos between functional areas that have historically existed, through the sharing of data securely and efficiently across network and operational domains.

We believe there are substantial opportunities to leverage work done for our existing early adopter customers in the commercial and government sectors, where we continue to see growing parallels around operational needs and the technology capabilities we provide that can solve them.

Revenue Mix

Historically, a majority of our product revenue has consisted primarily of a bundled hardware and software product and to date we have sold or licensed a minimal amount of standalone software. In the future, we expect to see more deliveries of our products using a cloud-based software solution which will allow us to create additional subscription revenue.

We expect to capitalize on the significant investments made over the last several years by refining our enterprise software platform for federated users in our defined customer verticals and completing the development of our AI driven edge hardware platform running our proprietary edge software and analytic platform.

These investments have positioned us to not only significantly grow market share at higher margins in these existing verticals but to also find and/or create opportunities in greenfield spaces where the benefits of AI are just starting to emerge.

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Competitive Strengths

We believe that our approach to providing a holistic data management solution that leverages AI is the key to our future success, as much as the foresight to build a scalable and federated data management backend was when we first started our company. Our software and capabilities are more than just tools in a customer’s toolbox, they are integral parts of their day-to-day operational workflow and equally ingrained into their operational processes.

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Single Pane of Glass Platform: Our platform brings together disparate edge generated data into one place, structured and unstructured, allowing our customers the ability to visualize multiple analyzed data forms in a true “single pane of glass.” This approach substantially reduces the infrastructure, human and physical, that has been historically needed to view and extract operational value from the customers’ data.

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Superior Customer Experience: Our direct approach to customer engagements enables our team to manage the entire customer experience, starting with the first platform demonstration and continuing through installation and long-term employment. This is key to our goal to build partnerships with our customers, which we equate to potential long-term recurring revenue engagements with strong opportunities for expansion within the organization.

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Ease of Use and Adoption: Our solution is architected such that it can be installed in as little as one hour with minimal direct engagement or support needed, yet ready to support operational engagements of a handful of users and devices to thousands of users and tens of thousands of attached devices. Everything within the architecture is purpose built to be intuitive and straightforward, allowing users to become operationally proficient in short order with limited training.

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Hardened and Secure Platform: As a U.S. owned and operated company, our offerings are compliant with the National Defense Authorization Act (“NDAA”), the Commercial Software and the Trade Agreements Act (“TAA”), and the Buy American Act. Thus, cybersecurity and safeguarding data at rest and in transit is factored into everything we do, resulting in our platform having been accredited with numerous Authorities to Operate (“ATO”) for U.S. government agencies for on-premise deployments as well at the Fed Ramp high impact level in the secure cloud. This allows us to bring government-grade security to the larger commercial sector.

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Significant Cost Savings: Our edge solution enables customers to add AI capabilities to their existing IT infrastructure, allowing them to immediately recognize the operational benefits of our AI platform without having to add expensive backend servers. Additionally, our open approach to edge sensors and devices allows customers to extract the full value out of their existing devices compared to the more common industry standard rip and replace approach.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement. These risks, along with those risks described in our Annual Report on Form 10-K for the year ended December 31, 2024,  include the following:

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Risks Related to Ownership of Our Common Stock

•	The market price of our common stock may fluctuate, and you could lose all or part of your investment.

•	We may not be able to maintain a listing of our common stock on The Nasdaq Global Market

•	We do not expect to declare or pay dividends in the foreseeable future.

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Future issuances of our common stock or securities convertible into, or exercisable or exchangeable for, our common stock, or the expiration of lock-up agreements that restrict the issuance of new common stock or the trading of outstanding common stock, could cause the market price of our securities to decline and would result in the dilution of your holdings.

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Future issuances of debt securities, which would rank senior to our common stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our common stock.

Corporate Information

Our principal executive offices are located at 8210 154th Avenue NE, Redmond WA 98052. Our telephone number is (877) 462-4250. Our website address is www.airship.ai. The information contained in, or accessible through, our website does not constitute a part of this prospectus supplement.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.

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THE OFFERING

Common stock offered by us Common stock to be outstanding after this offering (1)

Shares of common stock having an aggregate offering price of up to $25,000,000.

An estimate of 38,712,603 shares, after giving effect to the assumed sale of 6,868,132 shares of our common stock, which is determined by dividing the total sale of $25.0 million of common stock by the price of $3.64 per share, which was the closing price of our common stock on The Nasdaq Global Market on April 17, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering

Sales of the Shares, if any, may be made by means that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. If instructed by us to do so, and subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated Shares as instructed. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds of this offering for continuing operating expenses and working capital. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 9 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we authorize for use in connection with this offering for a discussion of factors you should carefully consider before investing in our common stock.

Exchange listing	Our common stock is listed on The Nasdaq Global Market under the ticker symbol “AISP”.

(1) The number of shares of our common stock to be outstanding after this offering is based on 31,844,471 shares of common stock outstanding as of March 31, 2025 and unless specifically stated otherwise, excludes as of such date:

•	5,900,607 shares of our common stock issuable upon the exercise of options outstanding under our stock option plans at a weighted average exercise price of $1.22 per share;

•	3,334,721 additional shares of our common stock that are reserved for issuance under the 2023 Equity Incentive Plan;

•	21,948,490 shares of our common stock issuable upon exercise of warrants at a weighted average exercise price of $4.13 per share; and

•	1,758,105 shares of common stock underlying stock appreciation rights with a base value of $0.12 per share.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement, including the risk factors and other information contained in or incorporated by reference into this prospectus supplement, before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face, and there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Common Stock and this Offering

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution.

The public offering price of the common stock offered pursuant to this prospectus is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. You may experience future dilution as a result of future equity offerings. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. We also expect to continue to utilize equity-based compensation. To the extent outstanding warrants and options are exercised or we issue common stock, preferred stock, or securities such as warrants that are convertible into, exercisable or exchangeable for, our common stock or preferred stock in the future, you may experience further dilution.

The actual number of shares of common stock we will issue under the Offering Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Offering Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Offering Agreement. The number of shares of common stock that are sold by the Sales Agent after our delivery of a placement notice to such Sales Agent will depend on the market price of the shares of common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum per share sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

S-11

If we are unable to comply with the continued listing requirements of The Nasdaq Global Market, then our common stock would be delisted from The Nasdaq Global Market, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

Our common stock is currently listed on The Nasdaq Global Market and the continued listing of our common stock on The Nasdaq Global Market is contingent on our continued compliance with a number of listing requirements. If we are unable to comply with the continued listing requirements of The Nasdaq Global Market, our common stock would be delisted from The Nasdaq Global Market, which would limit investors’ ability to effect transactions in our common stock subject us to additional trading restrictions. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders, as well as satisfy other listing requirements of The Nasdaq Global Market. In addition to these objective standards, The Nasdaq Global Market may delist the securities of any issuer for other reasons involving the judgment of The Nasdaq Global Market.

There is no assurance that we will be able to maintain compliance with The Nasdaq Global Market continued listing rules and/or continue its listing on The Nasdaq Global Market in the future.

If The Nasdaq Global Market delists our common stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect the common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•	substantially impair our ability to raise additional funds;

•	result in a loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;

•

a determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•

potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

The price of our common stock is volatile, which may cause investment losses for our stockholders.

The market price of our common stock has been and is likely in the future to be volatile. Our common stock price may fluctuate in response to factors such as:

•

Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

•	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;

•	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;

S-12

•	Sale of a significant number of shares of our common stock by stockholders;

•	General market and economic conditions;

•	Quarterly variations in our operating results;

•	Investor and public relation activities;

•	Announcements of technological innovations;

•	New product introductions by us or our competitors;

•	Competitive activities;

•	Low liquidity; and

•	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our common stock, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and results of operations.

Our common stock is thinly traded; therefore, our stock price may fluctuate more than the stock market as a whole and it may be difficult to sell large numbers of our shares at prevailing trading prices.

As a result of the thin trading market for shares of our common stock, our stock price may fluctuate significantly more than the stock market as a whole or the stock prices of similar companies. Without a larger public float, shares of our common stock will be less liquid than the shares of common stock of companies with broader public ownership, and as a result, it may be difficult for investors to sell the number of shares they desire at an acceptable price. Trading of a relatively small volume of shares of our common stock may have a greater effect on the trading price than would be the case if our public float were larger. We cannot assure you that an active trading market for our common stock will develop or, if developed, that any market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our common stock will develop or be maintained, your ability to sell your shares of our common stock when desired or the prices that you may obtain for your shares.

The sale of a significant number of our shares of common stock could depress the price of our common stock.

As of December 31, 2024, in addition to the 30,588,413 shares of common stock issued and outstanding, there were options outstanding for the purchase of 5,527,559 shares of our common stock, private warrants for the purchase of 515,000 shares of our common stock, public warrants for the purchase of 16,158,410 shares of our common stock. All of the foregoing shares could potentially dilute future earnings per share and were excluded from the December 31, 2024 calculation of diluted net loss per share because their impact was antidilutive.

Significant shares of common stock are held by our principal stockholders, other company insiders and other large stockholders. As “affiliates,” as defined under Rule 144 under the Securities Act, our principal stockholders, other of our insiders and other large stockholders may only sell their shares of common stock in the public market pursuant to an effective registration statement or in compliance with Rule 144.

These options and warrants could result in further dilution to common stockholders and may affect the market price of the common stock.

S-13

Raising additional capital, including as a result of this offering, may cause dilution to our stockholders or restrict our operations.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product and service development.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We have broad discretion in the application of the net proceeds from this offering and may spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. We intend to use the net proceeds from this offering for product development, intellectual property development, marketing, operating expenses and general corporate purposes.  Stockholders will not have the opportunity to influence our management’s decisions on how to use the net proceeds, and our failure to apply the funds effectively could have a material adverse effect on our business, delay the development of our products and services and cause the price of our common stock to decline.

Future capital raises or other issuances of equity or debt securities may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

Pursuant to our certificate of incorporation, we are authorized to issue 200,000,000 shares of common stock. To the extent that common stock is available for issuance, subject to compliance with applicable stock exchange listing rules, our board of directors has the ability to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional shares could, among other things, result in substantial dilution of the percentage ownership of our stockholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our common stock.

Pursuant to our certificate of incorporation, we are also authorized to issue 5,000,000 shares of blank check preferred stock. Any preferred stock that we issue in the future may rank ahead of our common stock in terms of dividend priority or liquidation preference and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company. Although we have no present intention to designate or issue any shares of our authorized blank check preferred stock, there can be no assurance that we will not do so in the future.

In the future, we may also attempt to increase our capital resources by offering debt securities. These debt securities would have rights senior to those of our common stock and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets.

Because our decision to issue securities or incur debt in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares and diluting your interest in us.

S-14

This offering may cause the trading price of our common stock to decrease.

The price per share and the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our stock price is and may continue to be volatile and you may not be able to resell our common stock at or above the price you paid.

The market price for shares of common stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our products and services or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. Our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our shares of common stock. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the shares of our common stock that you purchase at a price equal to or above the price you paid.

S-15

USE OF PROCEEDS

We may offer and sell shares of common stock having aggregate gross proceeds of up to $25,000,000 from time to time pursuant to the Offering Agreement. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Offering Agreement.

We intend to use the net proceeds from the sale by us of the securities to which this prospectus supplement relates for general corporate purposes, including working capital, capital expenditures, and continued research and development with respect to our products, services and technologies. A portion of the net proceeds of this offering may be used to fund possible investments in or acquisitions of complementary businesses, products, or technologies. As of the date of this prospectus, we have no agreements or commitments to complete any such transaction and we cannot specify with certainty all of the particular uses of the proceeds, for the purposes as set forth herein, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, we expect to invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

S-16

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024 on an actual basis; and on an as adjusted basis to give effect to the issuance of shares of common stock in the offering at an assumed public offering price of $3.64 per share of common stock, the closing price per share of our common stock on April 17, 2025, as reported on NASDAQ, and after deducting the estimated Sales Agent fees and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the offering price and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated herein by reference.

In thousands of $

	December 31, 2024
	Actual	Pro Forma
	(Audited)	(Unaudited)
Cash and cash equivalents	$11,415	$35,668

Warrant liability	34,181	34,181
Earnout liability	23,305	23,305
	$57,486	$57,486

STOCKHOLDERS' EQUITY
Common stock	$3	$4
Additional paid in capital	21,919	46,171
Accumulated deficit	(74,942)	(74,942)
Accumulated other comprehensive loss	(3)	(3)
Total stockholders' deficit	$(53,023)	$(28,770)
Total capitalization	$4,463	$28,716

The discussion and table above are based on 30,588,413 shares of our common stock outstanding as of December 31, 2024, and do not include as of December 31, 2024:

•	5,527,559 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2024 under our stock option plans at a weighted average exercise price of $1.04 per share;

•	3,178,053 additional shares of our common stock that are reserved for issuance under the 2023 Equity Incentive Plan;

•	21,961,690 shares of our common stock issuable upon exercise of warrants at a weighted average exercise price of $4.13 per share; and

•	1,758,105 shares of common stock underlying stock appreciation rights with a base value of $0.12 per share.

S-17

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2024 was approximately ($53,905,000), or approximately ($1.76) per share of our common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the sale of shares of common stock in this offering at an assumed public offering price of $3.64 per share (the last reported sale price per share of our common stock on The Nasdaq Global Market on April 17, 2025), and after deducting the estimated Sales Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately ($29,652,000), or approximately ($0.79) per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.97 per share to our existing stockholders, and an immediate dilution of $4.43 per share to new investors purchasing securities in this offering at the final public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$3.64
Net tangible book value per share as of December 31, 2024	$(1.76)
Increase in net tangible book value per share attributable to this offering	$0.97
Pro forma as adjusted net tangible book value per share after this offering		$(0.79)
Amount of dilution in net tangible book value per share to new investors in this offering		$4.43

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options, convertible notes and warrants.

The discussion and table above are based on 30,588,413 shares of our common stock outstanding as of December 31, 2024, and do not include as of December 31, 2024:

•	5,527,559 shares of our common stock issuable upon the exercise of options outstanding as of December 31, 2024 under our stock option plans at a weighted average exercise price of $1.04 per share;

•	3,178,053 additional shares of our common stock that are reserved for issuance under the 2023 Equity Incentive Plan;

•	21,961,690 shares of our common stock issuable upon exercise of warrants at a weighted average exercise price of $4.13 per share; and

•	1,758,105 shares of common stock underlying stock appreciation rights with a base value of $0.12 per share.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our common stock are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-18

PLAN OF DISTRIBUTION

We have entered into the Offering Agreement with the Sales Agent dated April 23, 2025, under which we may issue and sell over a period of time and from time to time shares of our common stock through or to the Sales Agent, acting as sales agent or principal, having an aggregate offering price of up to $25.0 million. Sales of the shares to which this prospectus relates, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. As our sales agent, the Sales Agent will not engage in any transactions that stabilize our common stock.

The Sales Agent will offer the shares of our common stock subject to the terms and conditions of the Offering Agreement as agreed upon by us and the Sales Agent. We will designate the maximum number of shares or dollar value of common stock to be sold through the Sales Agent on a daily basis or otherwise determine such maximum number together with the Sales Agent. Subject to the terms and conditions of the Offering Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the Sales Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of shares of common stock being made through the Sales Agent under the Offering Agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of shares of our common stock that may be offered hereby, we will pay the Sales Agent an amount equal to 2.75% of the aggregate sales price received by the Sales Agent from each sale of shares of our common stock. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $60,000, as provided in the Offering Agreement. Additionally, pursuant to the terms of the Offering Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with the Sales Agent’s ongoing diligence arising from the transactions contemplated by the Offering Agreement in an amount not to exceed $5,000 per representation date (as defined in the Offering Agreement). We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Sales Agent under the Offering Agreement, will be approximately $60,000.

The Sales Agent will provide written confirmation to us following the close of trading on The Nasdaq Global Market each day in which shares of common stock are sold by it for us under the Offering Agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the Sales Agent and the proceeds to us net of such compensation.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Sales Agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will deliver to The Nasdaq Global Market copies of this prospectus supplement pursuant to the rules of The Nasdaq Global Market. Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Offering Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Offering Agreement to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus supplement or termination of the Offering Agreement, pursuant to its terms, by either the Sales Agent or us.

S-19

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

The Sales Agent and certain of its affiliates, has in the past provided, and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and such affiliates may in the future receive customary fees and expenses for these transactions. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC and its address is 48 Wall Street, 23rd Floor, New York, New York 10043.

Our common stock is listed on The Nasdaq Global Market under the symbol “AISP”.

This summary of the material provisions of the Offering Agreement does not purport to be a complete statement of its terms and conditions. We have filed a copy of the Offering Agreement as an exhibit to our Current Report on Form 8-K filed on the date of this prospectus supplement, which is incorporated by reference herein.

S-20

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the Sales Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Airship AI Holdings, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this registration statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-285678) under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement and the accompanying prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. All such reports and other information are available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a website where you can obtain information about us at www.airship.ai. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus, and you should not consider it to be part of this document.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement and accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement and accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 11, 2025;
•	our Current Reports on Form 8-K, filed with the SEC on March 11, 2025 and April 23, 2025; and
•

the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40222), filed with the SEC on March 16, 2021, and any amendments or supplements thereto or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025.

S-21

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all filings made after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Airship AI Holdings, Inc., 8210 154th Ave NE, Redmond, WA 98052. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.airship.ai. The information on such website is not incorporated by reference and is not a part of this prospectus.

S-22

PROSPECTUS

AIRSHIP AI HOLDINGS, INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants, or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $50,000,000, in one or more transactions under this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock, or debt securities upon the exercise of warrants. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement, before you invest in any of our securities.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options will be set forth in the applicable prospectus supplement.

Our common stock and public warrants are listed on The Nasdaq Global Market and The Nasdaq Capital Market, respectively, under the symbols “AISP” and “AISPW,” respectively. On March 7, 2025, the closing sale price of our common stock and the closing sales price of our public warrants were $3.50 and $0.92, respectively. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 9.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  March 21, 2025.

ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, the terms the “Company,” “we,” “us,” and “our” refer to Airship AI Holdings, Inc., a Delaware corporation, and its subsidiaries, including Airship AI, Inc., a Washington corporation.

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case, in one or more offerings, up to an aggregate dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find Additional Information.”

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered, or securities are sold on a later date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company and the following:

•	changes in the competitive industries and markets in which the Company operates or plans to operate;

•	changes in applicable laws or regulations affecting the Company’s business;

•	the Company’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;

•	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

•	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

•	the Company’s potential inability to manage growth effectively;

•	the Company’s ability to recruit, train and retain qualified personnel;

•	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

•	risks related to the Company’s marketing and growth strategies;

•	the effects of competition on the Company’s business;

•	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations; and

•	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Form 10-K for the year ended December 31, 2024, as revised or supplemented by any Quarterly Report on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, including documents incorporated by reference, any applicable prospectus supplement and any related free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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THE COMPANY

History

Airship AI Holdings, Inc. is a holding company incorporated in Delaware that executes business through its wholly owned subsidiary, Airship AI, Inc. (“Airship AI”). Prior to the formation of Super Simple AI, Inc. in 2022, the Company operated as Airship AI, Inc. (formerly known as JDL Digital Systems, Inc.). JDL Digital Systems, Inc. was incorporated under the laws of the State of Washington on June 30, 2003. Super Simple AI, Inc. was formed in January 2022 through a share exchange with JDL Digital Systems, Inc. On March 7, 2023, Super Simple AI, Inc. changed its name to Airship AI Holdings, Inc.

Effective December 21, 2023, the Company completed a business combination with BYTE Acquisition Corp. (“BYTS”) and Airship AI. In connection with the business combination, Airship AI became a wholly-owned subsidiary of the Company and changed its name from “Airship AI Holdings, Inc.” to “Airship AI, Inc.”

Overview

We are a robust AI-driven data management platform that solves complex data challenges for large institutions operating in dynamic and mission-critical environments with rapidly increasing volumes of data being ingested from a similarly rapidly growing number of data sources.

We solve these challenges by structuring “dark” or unstructured data at the edge, the location at which the data is generated and collected, and leveraging purpose-built AI models. Unstructured, or “dark” data, which is typically categorized as qualitative data, cannot be processed and analyzed via conventional data tools and methods. Conversely, structured data, typically categorized as quantitative data, is highly organized and easily decipherable by machine learning algorithms.

Structuring and then analyzing data using AI models at the edge, versus transmitting the data from the edge back to a central processing location for structuring and analysis, enables real-time decision making and data-driven operational efficiency.

We specialize in ingesting all available metadata from edge-based sensors used by government and law enforcement agencies around the world, including surveillance cameras (video), audio, telemetry, acoustic, seismic, and autonomous devices, along with large commercial corporations with fundamentally similar capabilities and requirements.

Data generated by these edge-based sensors, including video, can then be run through our trained AI models to detect objects present within the video frame. Once an object is detected, for example an automobile, additional identifying characteristics of the object can be extracted from the image including the license plate characters and the make, model, and color of the automobile. This process of analyzing, logging and categorizing ingested data is referred to as “structuring” the data.

Airship AI’s software allows customers to view structured data both in real-time as well as to conduct searches on the structured data at a later point in time. Real-time structured data use includes, for example, alarms on a specific license plate or a specific make, model or color of automobile. Non-real-time structured data use includes, for example, searching a database of video data that has been previously ingested and stored to find instances of a particular license plate being visible, along with other logged vehicle characteristics such as make, model and color of an automobile.

Additional edge deployed AI models enable similar object detection and recognition of common and custom trained objects, such as an aircraft, boat, person, animal, bag, or weapon. Airship AI’s models provide similar data points for these object types allowing analysts the ability to be notified in real-time of the detection of a specified object and similarly search for historically detected objects. Examples include detecting aircrafts and boats along with their respective tail numbers and hull registration numbers.

Our AI modelling process starts with pre-trained AI models from our technology ecosystem partners which we then customize using proprietary datasets tailored towards our customers unique workflow requirements. Where customers have pre-existing AI models or engines, we integrate those models or engines into our edge platform allowing customers to leverage proprietary models within the Airship AI software ecosystem.

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Our primary offerings include Outpost AI, Acropolis, and Airship Command. Our offerings allow customers to manage their data across the full data lifecycle, when and where they need it, using a highly secure permissioned based architecture.

Outpost AI is our edge hardware and software offering that is purpose built to structure and analyze data efficiently and effectively at the source using Airship AI trained models. Once structured, Outpost AI securely encodes the data and streams it to Acropolis for further processing. In the automobile example, Outpost AI will process the unstructured and unlabeled video data into structured data including images of vehicles, images of plates, make, model, color, locations and plate numbers, as well as confidence levels on the structured results.

Acropolis is our enterprise management software suite which serves as the backbone of our software ecosystem. Acropolis allows customers with a handful of devices or hundreds of thousands of devices to manage their user and install base efficiently and securely from a single graphical user interface. Acropolis can be installed and managed locally (on-premises) as well as in cloud/multi-cloud-based system architectures. Acropolis can work with structured and unstructured data. In the scenario where Outpost AI processes the unstructured video of vehicles into images, plate numbers and other structured data, Acropolis will compare the structured data against customer repositories of structured data in order to add labels to results for user attention. Here, Acropolis leaves the initial processing of unstructured data to the edge device (Outpost AI) and handles additional labeling which requires bigger centralized datasets. Where Acropolis is receiving unstructured data as input from devices, it will do the initial processing of unstructured to structured data similar to what Outpost AI does at the edge before any additional labelling. This holistic approach allows customers to leverage the benefits of both edge and back-end data structuring and analysis in a “single-pane-of-glass” approach.

Airship Command then allows the customer to view the final labelled data which can be presented in real-time or as search results, as alerts, in automatically updating lists or on maps. In the vehicle example, Airship Command can present alarms on specific filters such as specific plates, intelligent partial matches, make, model, color and any combination thereof, as well as searches using the same filters against character recognition and vehicle characteristics results.

Airship Command is our suite of visualization tools that allow customers to interact with their data and devices securely and efficiently. Customer data interaction may include receiving and viewing an alarm triggered by an AI detected event at the edge on a mobile phone, or receiving and viewing events from thousands of edge devices spread across multiple different locations on a large video wall in a Security Operations Center (“SOC”). Our visualization tools span applications for workstations, web-based browsers, and applications for mobile handheld devices ensuring our customers data is never out of their immediate reach.

We apply AI across the entire offering suite, ensuring that we are extracting as much value from our customers’ existing and emerging data as possible. Whether it is using machine learning to train new models for deployment at the edge, or using a rules-based approach to detect anomalies based on data generated by machine learning models, we are constantly expanding and evolving our AI capabilities.

Our offerings are used by some of the largest government agencies and commercial organizations in the world. While we are heavily focused on continuing to grow market share in the United States, our offerings are currently deployed around the world, with significant room to grow in both the governmental and commercial markets.

Our typical customer engagement is a multi-year contractual agreement, an agreement which includes our core offerings as well as professional services, technical support, and software maintenance, which we expect will result in predictable, long-term recurring revenue. Our history shows that organizations that have chosen to partner with Airship AI stick with Airship AI.

Since our inception and until the merger in December 2023, we have operated as a 100% employee-owned bootstrapped company with no outside investment, operating in a fiscally conservative model. As a U.S. based company, we operate in high growth areas, namely the intersection of public safety and AI, with a combined $7 billion edge AI hardware and software addressable market.

Our customers trust us to collect and analyze vast amounts of data in real-time as well as make it available to their users when they need it, where they need it, as securely as possible. We believe our offerings are purpose-built from the ground up to help ensure we continue to meet or exceed these expectations.

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Our Industry

We believe a robust digital transformation strategy is imperative today for companies to discover new revenue opportunities, gain competitive advantages, and create efficient business operations. Whether companies are established brick and mortar operations with large disparate operational footprints and user bases or newer entrants to the marketplace with centralized operations, the need to ingest and process data efficiently and effectively is critical.

Nowhere across the digital data lifecycle is transformation occurring at a greater rate and pace than at the edge. While the advantages of operating at the edge are clearly recognized, it is only recently that physical technology has caught up with the virtual capabilities software has to offer. These advancements include the shrinking size of processors capable of performing advanced analytics at the edge and networking advancements such as 5G that can efficiently move the data processed at the edge (in real-time).

With these advancements, the ability to move data processing workloads to the edge and achieve true digital transformation has started to become reality. To achieve the full value of this transformation, we must be able to do the following key technical attributes at the edge:

•	Structure data and analyze it in real-time,

•	Extract value from the analyzed data in real-time,

•	Securely transmit the usable data to the consumers who need it in real-time, and

•	Securely retain all data at the edge for regulatory/evidentiary purposes.

Achieving these end-states at the edge should allow companies to substantially reduce the time needed to make decisions that affect operations across their environment, in some cases in a predictive manner. This ability to make real-time decisions using data analyzed at the edge can transform operations across industry and government by improving public safety, tailoring predictive maintenance, improving quality control, mitigating organized retail crime, and providing more efficient operations, which drive better customer experiences and operational outcomes.

In addition to the benefits achieved by increasing the speed and efficiency at which decisions can be made by offloading workflow and AI capabilities to the edge, significant cost benefits such as reduced operational costs associated with moving data across networks, processing and analyzing data using traditional massive backend servers and processors, and storage costs for extraneous data that is not valuable. Data security is also greatly enhanced, as are regulatory and compliance requirements for data, when compared to legacy data center approaches to data management.

Similarly, transformative changes are happening between edge and the cloud, leveraging applications that allow you to interact with your data wherever it resides, at the edge, on-premises, and/or in the cloud. True digital transformation can then be fully achieved when you have the “single pane of glass” interface that brings all your data together, securely, and efficiently, structured and analyzed, when and where the data consumer needs it.

Our Solution

Airship AI’s platform today is used across multiple verticals and markets, including commercial and government, and small and enterprise. Our products are purpose-built to be scalable and flexible, operating in the environments our customers are in today as well as where they want to be tomorrow. Our software can be installed in air-gapped stand-alone environments as well as enterprise-wide federated environments with countless devices, users, and end-points where data is aggregated and consumed. Our software is installed on bare-metal servers on-premises, in data centers, and in the cloud, as well as in physical and virtualized environments.

Our software is also designed to replace existing capabilities as well as augment and/or enhance existing capabilities, from sensors to IT infrastructure to analytics. In many cases, our customers are able to achieve greater functionality out of existing capabilities through our unique approach to sensor integration and fusion than they could through the OEM manufacturers offerings, further improving ROI on existing infrastructure and cost-savings on planned future technology.

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Our primary product offering is our software operating system, Airship Acropolis, supported by our edge (Airship Outpost AI) and end point visualization (Airship Command) offerings. Within Airship Acropolis, we have two variations, our commercial offering (Acropolis Commercial) and our government offering (Acropolis Law). While both variations are derived from the same code base, each is tailored towards specific workflow and operational requirements for their respective customer environments.

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Acropolis Commercial. We built this platform first, supporting a variety of small and medium businesses across various commercial verticals, including schools, hospitals, casinos, logistics, and retail establishments. Our growth led us to larger commercial entities where we branched out from a standalone platform managing small numbers of cameras to an enterprise platform capable of managing hundreds of thousands of cameras and users from a single graphical user interface. Acropolis Commercial continues to support our commercial customers’ requirements today.

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Acropolis Law. We built this platform based on the success of our commercial offering and we have grown our customer base to include agencies across the law enforcement, defense, and intelligence sectors, with dozens of custom sensor integrations and unique workflows allowing agencies to break down data sharing silos when operating standalone or in joint interagency environments.

Our edge platform, Airship Outpost AI, can be used in a standalone environment as well as pointed back to Airship Acropolis. Outpost AI primarily ingests either single or multiple feeds and using edge inference AI analyzes each feed for specific defined data parameters to alert on. All data is then encoded and streamed back to Acropolis securely for downstream visualization as well as further processing and/or analysis.

Our end point visualization platforms, Airship Command, consists of a thick client application, a web-based thin client, and our iOS and Android applications. Each of these visualization applications provides users the opportunity to securely view and interact with data being managed by Acropolis and control sensors/devices at the edge. Airship Command is the “single pane of glass” solution customers need.

Our professional services include custom model training for customers using their proprietary and sensitive data, on-site and/or remote engineering services supporting customer deployments and operations, as well as custom integrations and workflow enhancements aimed at creating additional operational efficiencies in their environments.

Our support and software maintenance agreements (“SMA”) create recurring revenue opportunities for the life of the contract and include options for general support as well as dedicated support through cleared individuals (up to the Top Secret clearance level). Our SMA provides customers access to new releases, patches, and other software updates as they are made public.

Our Customer Base

Our market-entry strategy has been to build enduring partnerships with large early adopters, primarily in the United States. We believe these early adopters become customers and serve as validation of our capabilities to other potential customers in similar and adjacent verticals by demonstrating the value and operational efficiencies our platform provides. From our early adopter customer in the commercial space, we have successfully expanded our footprint to include additional enterprise customers in the commercial market, as well as numerous federal, military, and intelligence agencies across the U.S. government.

After our initial contract is established, our customers tend to expand their use of our products and services, as they realize the efficiency and value provided. We also tend to see rapid expansion into adjacent buying entities within the customer, allowing them to break down data silos between functional areas that have historically existed, through the sharing of data securely and efficiently across network and operational domains.

We believe there are substantial opportunities to leverage work done for our existing early adopter customers in the commercial and government sectors, where we continue to see growing parallels around operational needs and the technology capabilities we provide that can solve them.

Revenue Mix

Historically, a majority of our product revenue has consisted primarily of a bundled hardware and software product and to date we have sold or licensed a minimal amount of standalone software. In the future, we expect to see more deliveries of our products using a cloud-based software solution which will allow us to create additional subscription revenue.

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We expect to capitalize on the significant investments made over the last several years by refining our enterprise software platform for federated users in our defined customer verticals and completing the development of our AI driven edge hardware platform running our proprietary edge software and analytic platform.

These investments have positioned us to not only significantly grow market share at higher margins in these existing verticals but to also find and/or create opportunities in greenfield spaces where the benefits of AI are just starting to emerge.

Competitive Strengths

We believe that our approach to providing a holistic data management solution that leverages AI is the key to our future success, as much as the foresight to build a scalable and federated data management backend was when we first started our company. Our software and capabilities are more than just tools in a customer’s toolbox, they are integral parts of their day-to-day operational workflow and equally ingrained into their operational processes.

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Single Pane of Glass Platform: Our platform brings together disparate edge generated data into one place, structured and unstructured, allowing our customers the ability to visualize multiple analyzed data forms in a true “single pane of glass.” This approach substantially reduces the infrastructure, human and physical, that has been historically needed to view and extract operational value from the customers’ data.

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Superior Customer Experience: Our direct approach to customer engagements enables our team to manage the entire customer experience, starting with the first platform demonstration and continuing through installation and long-term employment. This is key to our goal to build partnerships with our customers, which we equate to potential long-term recurring revenue engagements with strong opportunities for expansion within the organization.

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Ease of Use and Adoption: Our solution is architected such that it can be installed in as little as one hour with minimal direct engagement or support needed, yet ready to support operational engagements of a handful of users and devices to thousands of users and tens of thousands of attached devices. Everything within the architecture is purpose built to be intuitive and straightforward, allowing users to become operationally proficient in short order with limited training.

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Hardened and Secure Platform: As a U.S. owned and operated company, our offerings are compliant with the National Defense Authorization Act (“NDAA”), the Commercial Software and the Trade Agreements Act (“TAA”), and the Buy American Act. Thus, cybersecurity and safeguarding data at rest and in transit is factored into everything we do, resulting in our platform having been accredited with numerous Authorities to Operate (“ATO”) for U.S. government agencies for on-premise deployments as well at the Fed Ramp high impact level in the secure cloud. This allows us to bring government-grade security to the larger commercial sector.

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Significant Cost Savings: Our edge solution enables customers to add AI capabilities to their existing IT infrastructure, allowing them to immediately recognize the operational benefits of our AI platform without having to add expensive backend servers. Additionally, our open approach to edge sensors and devices allows customers to extract the full value out of their existing devices compared to the more common industry standard rip and replace approach.

Corporate Information

Our principal executive offices are located at 8210 154th Avenue NE, Suite 120, Redmond WA 98052. Our telephone number is (877) 462-4250. Our website address is www.airship.ai. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

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RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in any such securities. Prior to making a decision about investing in any securities offered, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find Additional Information.” The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us may also affect our operations.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for working capital and general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies, products or businesses, and investments.

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GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	various series of debt securities;

•	warrants to purchase common stock;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, and units that we may offer and sell from time to time. When particular securities are offered by us, a supplement to this prospectus will describe the terms of the securities and the extent to which these general descriptions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement are not complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our certificate of incorporation and our bylaws, each as amended, which are incorporated by reference in the registration statement of which this prospectus is a part. Please refer to “Where You Can Find Additional Information” for directions on obtaining these documents. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

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DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Stock

We are a Delaware company and our affairs are governed by our certificate of incorporation, our bylaws and the Delaware General Corporation Law, which we refer to as the “DGCL” or “Delaware law” below, and the common law of the State of Delaware. Our charter authorizes the issuance of 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of March 7, 2025, there were 31,753,750 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for such purposes.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of common stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the common stock, then outstanding, if any.

Other rights. The holders of common stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Preferred Stock

There are no shares of preferred stock issued or outstanding. Our charter authorizes the Board to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of common stock. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the common stock, diluting the voting power of the common stock or subordinating the liquidation rights of the common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock, restricting dividends on the Company’s capital stock, diluting the voting power of common stock, impairing the liquidation rights of the Company’s capital stock, or delaying or preventing a change in control of the Company. At present, there are no plans to issue any preferred stock.

Warrants

Public Warrants

Each whole public warrant will entitle the registered holder to purchase one share of common stock at a price of $4.50 per share, subject to adjustment as discussed below, provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their public warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares of common stock are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its public warrants only for a whole number of shares of common stock. This means only whole public warrants may be exercised at a given time by a warrant holder. The public warrants will expire five years after the closing of the merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrants will be exercisable and the Company will not be obligated to issue a share of common stock upon exercise of a public warrant unless the common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any public warrant.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00.

Once the public warrants become exercisable, the Company may redeem the outstanding public warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the closing price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant as described under the heading “— Warrants — Public Warrants — Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send to the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

The Company will not redeem the public warrants as described above unless a registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the public warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the public warrants become redeemable, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a public warrant described under the heading “— Anti-dilution Adjustments”) as well as the $4.50 warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00.

Once the public warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.10 per warrant;

•

upon not less than 30 days’ prior written notice of redemption, provided that holders will be able to exercise their public warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of common stock except as otherwise described below;

•

if, and only if, the Reference Value equals or exceeds $10.00 per Public Share (as adjusted for adjustments to the number of shares issuable upon exercise) or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”; and

•	if the Reference Value is less than $18.00 per share, the private warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

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Beginning on the date the notice of redemption is given until the public warrants are redeemed or exercised, holders may elect to exercise their public warrants on a cashless basis. The numbers in the table below represent the number of shares of common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of common stock on the corresponding redemption date (assuming holders elect to exercise their public warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on the volume weighted average price of the common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. the Company will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant or the exercise price of a public warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of public warrants is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

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The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of common stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of common stock for each whole warrant. In no event will the public warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of common stock.

This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the common stock is trading at or above $10.00 per share, which may be at a time when the trading price of the common stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the public warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of BYTS’ IPO prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the applicable redemption price to the warrant holders.

No fractional shares of common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares to be issued to the holder. If, at the time of redemption, the public warrants are exercisable for a security other than shares of common stock pursuant to the warrant agreement, the public warrants may be exercised for such security. At such time as the public warrants become exercisable for a security other than common stock, the Company (or the surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon exercise of the warrants.

Redemption Procedures

In the event that the Company determines to redeem the public warrants when the closing price of the shares of common stock equals or exceeds $18.00 per share or $10.00 per share, pursuant to Section 6.1 or Section 6.2 of the warrant agreement, respectively, the Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

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Beneficial Ownership Limitations

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of outstanding shares of common stock is increased by a share capitalization payable in shares of common stock, or by a sub-division of shares or other similar event, then, on the effective date of such share capitalization, sub-division or similar event, the number of shares of common stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares. A rights offering made to all or substantially all holders of securities entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share capitalization of a number of shares equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) the quotient of (x) the price per share of common stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the common stock on account of such common stock (or other securities into which the public warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of common stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding common stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the public warrants.

The public warrants are issued in registered form under a warrant agreement between the Company and Equiniti Trust Company, LLC, as warrant agent. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, including to conform the provisions of the warrant agreement to the description of the terms of the public warrants and the warrant agreement, (ii) adjusting the provisions relating to cash dividends on shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the public warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants, and, solely with respect to any amendment to the terms of the private warrants, 50% of the then outstanding private warrants. You should review a copy of the warrant agreement, which is filed as an exhibit to the annual report, for a complete description of the terms and conditions applicable to the public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

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Exclusive Forum

The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

Private Warrants

The private warrants will not be redeemable by the Company so long as they are held by the Sponsor, members of the Sponsor or their permitted transferees (except as set forth under “— Warrants — Public Warrants — Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00”). The Sponsor or its permitted transferees have the option to exercise the private warrants on a cashless basis. Except as described below, the private warrants have terms and provisions that are identical to those of the warrants sold as part of the Units in BYTS’ IPO. If the private warrants are held by holders other than the Sponsor or its permitted transferees, the private warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the Units sold in BYTS’s IPO.

Except as described above under “— Public Warrants — Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00,” if holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the private warrants, multiplied by the excess of the “fair market value” of the common stock (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of the IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with the Company, its ability to sell the Company’s securities in the open market will be significantly limited. The Company has policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Company’s securities, an insider cannot trade in the Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities.

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Certain Anti-Takeover Provisions of the Charter, the Bylaws and Certain Provisions of Delaware law

Our charter and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock. Our charter provides that, from and after the date the Company ceases to qualify as a “controlled company” within the meaning of Nasdaq listing standards, any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such holders, except that any action required or permitted to be taken by holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of preferred stock, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Company in accordance with the applicable provisions of the DGCL. See also “Risk Factors — Risks Related to our Securities — Anti-takeover provisions contained in our certificate of incorporation and bylaws could impair a takeover attempt”.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as the common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved capital stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

Our charter provides that the Board will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the Board. The Board is declassified and consists of one class of directors only, and all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of the Company’s stockholders. There will be no limit on the number of terms a director may serve on the Board.

In addition, our charter provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to any rights of the holders of preferred stock.

Quorum

Our bylaws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. Our charter does not authorize cumulative voting.

Special Meetings of Stockholders

Our charter provides that special meetings of stockholders may be called only by or at the direction of the Board, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with our charter and bylaws.

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Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws allow the Board to adopt rules and regulations for the conduct of a meeting of the stockholders as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

Our charter and bylaws provide that the Board is expressly authorized to adopt, amend or repeal, in whole or in part, the bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or our charter. The Company’s stockholders also will have the power to adopt, amend or repeal the bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of stock of the Company entitled to vote generally in an election of directors, voting together as a single class, subject to any vote of the holders of any class or series of stock of the Company required by applicable law or by our charter (including any certificate of designation in respect of any series of preferred stock) or bylaws.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our charter provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 and 2/3% in voting power all the then outstanding shares of the Company’s stock entitled to vote thereon, voting together as a single class:

•

the provision regarding the Board being authorized to establish one or more series of preferred stock with such powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as the Board may determine;

•	the provisions regarding removal of directors;

•	the provisions regarding filling vacancies on the Board and newly created directorships;

•	the provision regarding the Board being authorized to amend the bylaws without a stockholder vote;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders;

•	the provisions regarding limitation on liability and indemnification of the Company’s directors and officers;

•	the provisions regarding the Company electing not to be governed by Section 203 of the DGCL;

•

the provisions adopting Delaware as the exclusive forum for certain stockholder litigation and adopting the federal district courts of the United States as the exclusive forum for resolving complaints asserting a cause of action under the Securities Act;

•	the provisions regarding the Company renouncing its interest or expectancy in any corporate opportunity offered to any of its non-employee directors or principal stockholders and their affiliates; and

•	the amendment provision requiring that the above provisions be amended only with a 66 and 2/3% supermajority vote.

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These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce the Company’s vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for common stock and, as a consequence, may inhibit fluctuations in the market price of common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

Our charter provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action, suit or proceeding against the Company or any current or former director, officer or other employee of the Company arising pursuant to any provision of the DGCL or our charter or bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our charter or bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company governed by the internal affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company will be deemed to have notice of and consented to the forum provisions in our charter. Our charter further provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. This provision in the charter will not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision will benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of the Board who is not an employee of the Company or its subsidiaries, or the principal stockholders of the Company and their affiliates. Our charter does not renounce the Company’s interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

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Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our charter includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director or officer if the director or officer has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director or officer.

The limitation of liability provision in our charter and bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to any indemnity agreements that may be entered into. The Company believes that this provision, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s respective directors, officers or employees for which indemnification is sought.

Dividends

We have not paid any cash dividends on common stock and do not intend to pay cash dividends on common stock in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Whether we pay cash dividends in the future will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and any other factors that the Board decides is relevant. If we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for the common stock and warrant agent for the warrants is Equiniti Trust Company, LLC. Its address is 48 Wall Street, Floor 23, New York, NY 10005, and its telephone number is (800) 937-5449.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee who will be named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities.

The terms of each series of warrants will be contained in the applicable warrant agreements. The applicable prospectus supplement for the warrants will contain the terms of and other information relating to the warrants which will include, as applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the exercise price and the number of shares of common stock or preferred stock, as applicable, to be received upon exercise of the warrants;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	a discussion of any material United States federal income tax considerations related to the holding or exercise of the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the designation and terms of the securities issuable upon exercise of the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	the rights to redeem or call the warrants, if any;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

•	any other specific terms, preferences, rights and limitations of or restrictions on the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities issuable upon exercise. Holders of warrants to purchase common stock or preferred stock will not be entitled to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors, receive payments upon our liquidation, dissolution or winding up, or to exercise any rights whatsoever as our stockholders. In the case of warrants to purchase debt securities, holders of warrants will not have the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by an applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered;

•	the rights and obligations of the unit agent, if any;

•	the currency or currencies in which the units are denominated;

•	any provisions of the governing unit agreement that differ from those described below;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•	any other material terms of the units.

We reserve the right to set forth in an applicable prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

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PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

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In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any underwriter’s option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in the common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Loeb & Loeb LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Airship AI Holdings, Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this registration statement on Form S-3 by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.airship.ai. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents, information or portions thereof deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;

•	our Current Report on Form 8-K, filed with the SEC on March 7, 2025; and

•	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40222), filed with the SEC on March 16, 2021, and any amendments or supplements thereto.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Airship AI Holdings, Inc., 8210 154th Ave NE, Redmond, WA 98052. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.airship.ai. The information on such website is not incorporated by reference and is not a part of this prospectus.

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